Exhibit 99.2

Tiger Media Completes Acquisition of Interactive Data, LLC

SHANGHAI & ATLANTA, March 23, 2015 (BUSINESS WIRE) — Tiger Media, Inc. (“Tiger Media” or the “Company”) (NYSE MKT: IDI), a Shanghai-based multi-platform media company, is pleased to announce that it has completed the acquisition of The Best One, Inc. (“TBO”), parent company of U.S.-based data solutions provider Interactive Data, LLC (“Interactive Data”) (the “Acquisition”). Interactive Data is headquartered in Atlanta, GA and has its primary technology office in Seattle, WA. In connection with the Acquisition, the Company has completed the domestication of Tiger Media as a Delaware company and a reverse stock split of the Company’s ordinary shares at a ratio of one-for-five that went effective after the close of business on March 19, 2015. The Company’s common stock continues to trade on the NYSE MKT under the symbol IDI with a new CUSIP of 88674Y 105.

“The Best One presents a strong opportunity for Tiger Media to enter the scalable data fusion space alongside some of the prominent names in the industry,” commented Dr. Phillip Frost, Tiger Media’s largest beneficial owner, and CEO and Chairman of OPKO Health, Inc. (NYSE: OPK). “As a large shareholder of Tiger Media, I am pleased with the direction of the Company and its entrance into potentially lucrative new markets through this acquisition.”

In addition to TBO serving as Tiger Media’s U.S. channel for expansion of its China operations, the Company now has an established presence in the data fusion industry through the Acquisition. Interactive Data has successfully brought several data products to market which are realizing substantial growth and adoption as it continues to enhance its offerings. Tiger Media will look to TBO’s veteran management team to continue its aggressive growth plan in the multi-billion dollar data fusion industry.

With over half a century of combined industry experience, TBO’s leadership is led by its Chairman Michael Brauser. As an investor and operator in the data fusion market since its infancy, Mr. Brauser has built market leading companies with revenues totaling over $2 billion.

“We are pleased to consummate this merger and we are all enthused to join the Tiger Media team,” commented Derek Dubner, CEO of TBO. “We believe that the combined entity will capitalize on immediate synergies that shall further facilitate and expedite our growth plans, delivering significant value creation for our shareholders.”

Derek Dubner, CEO of TBO, and Peter Tan, CEO of Tiger Media, now serve as Co-CEO’s of the combined entity. Robert Fried remains Tiger Media’s Chairman of the Board.

About Tiger Media, Inc.

Tiger Media is a Shanghai-based multi-platform media company in China which provides advertising services in the out-of-home advertising industry, including iScreen Outdoor LCD screens, billboards and street furniture. Tiger Media’s network of street level LCD screen displays, which captivate eye-level awareness, is complemented by outdoor billboards which are mostly built on rooftops with good visibility from far distances. Tiger Media’s network attracts advertising clients from a wide range of industries including telecommunications, insurance and banking, automobile, electronics and fast moving consumer goods. Learn more at www.tigermedia.com.

About Interactive Data, LLC

Interactive Data is a data solutions provider, historically delivering data products and services to the Accounts Receivable Management (ARM) industry for location and identity verification, legislative compliance and debt recovery for over a decade. Interactive Data has served a niche segment of the risk management industry, consisting of collection agencies, collection law firms, and debt buyers. Interactive Data has recently expanded the executive leadership team, adding significant industry experience. Immediate capital infusion drives an enhancement and broadening of current offerings as well as expansion into new markets and services. Learn more at www.id-info.com.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements about the anticipated benefits of combining Tiger Media and TBO, expectations resulting from the closing the Acquisition, whether Tiger Media can successfully enter the scalable data fusion business, whether the combined entity will capitalize on immediate synergies that will further facilitate and expedite our growth plans delivering significant value creation for our shareholders, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that the business of TBO may not be integrated successfully; the risk that the transaction may involve unexpected costs or unexpected liabilities; the risk that synergies from the transaction may not be fully realized or may take longer to realize than expected; and the other risks set forth in Tiger Media’s Annual Report on Form 20-F, filed with the SEC on March 31, 2014, and Tiger Media’s proxy statement for the Special Meeting of Ordinary Shareholder held on March 17, 2015, filed with the SEC on February 13, 2015, as well as the other factors described in the filings that Tiger Media makes with the SEC from time to time.

The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements, except as required under applicable law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Tiger Media, Inc.

David Zazoff

MDM Worldwide Solutions

646-403-3554